Exhibit 10.36

FORM OF AMENDMENT TO
SENIOR LENDING AGREEMENT TO
ADD BANKS OR OTHER FINANCIAL INSTITUTIONS

Amendment No. 34 to Senior Lending Agreement

This Amendment to that certain Secured Senior Lending Agreement dated as of June 12, 2009, as amended, a copy of which is attached hereto (hereinafter referred to as the “Senior Lending Agreement”) is made as of December 29, 2011, by and between all banks or other financial institutions which are, as of the date hereof, parties to such Senior Lending Agreement (“Banks”); Pioneer Financial Services, Inc. (hereinafter referred to as “Pioneer”), certain of its Subsidiaries and The PrivateBank and Trust Company with offices located at 120 S. LaSalle Street, Chicago, Illinois 60603 (hereinafter referred to as “New Bank”) all initially capitalized terms not defined in this Amendment will have the same meanings herein as in the Senior Lending Agreement.

WHEREAS, Pioneer has requested New Bank to extend credit to it and New Bank is willing to extend such credit; and

WHEREAS, Pioneer is prohibited from receiving credit from New Bank unless New Bank becomes a party to the Senior Lending Agreement; and

WHEREAS, New Bank desires to become a party to the Senior Lending Agreement.

NOW, THEREFORE, in consideration of the mutual agreement of the parties hereto and for other good and valuable consideration, receipt of which is hereby acknowledged, it is agreed by and between Pioneer, New Bank and all of the Banks which are presently parties to the Senior Lending Agreement as follows:

1.                                       The Senior Lending Agreement is hereby amended pursuant to Section 12 thereof to add New Bank as a party thereto on the eleventh (11th) Business Day following delivery by Pioneer of a copy hereof executed by both Pioneer and New Bank to each of the Banks which are presently parties to the Senior Lending Agreement unless Voting Banks, excluding New Bank, holding more than thirty three and one third percent (33 1/3%) of the outstanding principal amount of all Senior Debt of the Borrowers object to New Bank becoming a Voting-Bank under the Senior Lending Agreement.

2.                                       Upon the effective date hereof which shall be determined by paragraph 4 of Section 12 of the Senior Lending Agreement, New Bank agrees to be bound by all terms and conditions of the Senior Lending Agreement as a Voting Bank and further agrees that all credit which is extended by New Bank to Pioneer shall be subject to all terms and agreements of the Senior Lending Agreement.

3.                                       Section 1 of the Senior Lending Agreement is hereby amended to add a new paragraph which shall state the following: “The PrivateBank and Trust Company” shall mean the The PrivateBank and Trust Company of 120 S. LaSalle Street, Chicago, Illinois 60603.

4.                                       Paragraph 5 of Section 1 of the Senior Lending Agreement is hereby amended to add New Bank within the definitions of “Banks” as either a “Voting Bank” or a “Non-Voting Bank”.

Amendment #34

New Bank hereby confirms that it is either a Voting Bank or a Non-Voting Bank by initialing the appropriate line signifying its choice where indicated below:

Voting Bank
(INITIALS)

Non-Voting Bank
(INITIALS)

5.                                       Paragraph 13.1 of Section 13 of the Senior Lending Agreement is hereby amended to add the following:

“The PrivateBank and Trust Company, 120 S. LaSalle Street, Chicago, Illinois 60603.”

6.                                       All terms of the Senior Lending Agreement, unless expressly amended hereby, shall remain in full force and effect as if this Amendment had not been adopted.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Senior Lending Agreement as of the day and year first above written.

PIONEER FINANCIAL SERVICES, INC. a Missouri corporation Individually and on behalf of its Subsidiaries listed on Exhibit L to the Senior Lending Agreement

By:
Name:	Laura V. Stack
Title:	Chief Financial Officer

THE PRIVATEBANK and TRUST COMPANY, an Illinois Banking Corporation

By:
Name:	David B. Vande Ven
Title:	Managing Director

EXHIBIT D

CREDIT FACILITY LETTER

The undersigned bank, as of the date hereof, expects to offer a maximum aggregate credit facility of Thirty Million Dollars ($30,000,000.00) during the next twelve (12) months to Pioneer Financial Services, Inc., a Missouri corporation, and certain subsidiaries which shall he subject to all terms and conditions of that certain Secured Senior Leading Agreement dated as of June 12, 2009  (as previously and hereafter amended, modified and restated, the “Agreement”).  The terms hereof are hereby incorporated by reference into the Agreement, reference to which is made for a lull statement of all terms thereof.  The specific terms of the Credit Facility are as follows:

Lender:	The PrivateBank and Trust Company 120 S. LaSalle Street Chicago, IL 60603
Borrower:	Pioneer Financial Services, Inc. 4700 Belleview, Suite 300 Kansas City, MO 64112 And certain Subsidiaries listed on Exhibit L to the Agreement (the “Borrower”)

Drawings:

This Credit Facility is available through December 31, 2011 unless terminated earlier pursuant to the terms of the Agreement.  All proceeds will be transmitted to a specified bank and account number for the Borrower and initially that will be UMB Bank, N.A., in Account No. 9801049275.

Facility:

Revolving Grid Note:
Revolving Grid Note Pricing:
Revolving Grid Note Maturity:
Amortizing Note(s) Funded:
Amortizing Note(s) Unfunded:
Amortizing Note(s) Pricing:

Single Pay Term Note Amount:
Single Pay Term Note Expiry Date:

$5,000,000 WSPJ Floating, with a Floor of 5.00% 12/28/2012 $0 $25,000,000 Bloomberg 90 day moving average rate of 4-year treasury notes plus 270 basis points, with a floor of 6.25% $0 $0

We appreciate this opportunity to provide this statement of present expectations in support of your financial requirements.  Your acceptance any credit which may be extended by the undersigned constitutes a certification that all warranties and representations in Section 5 of the Agreement are true as of the date of the extension of any such credit and that no Borrower, as of such date, is in default under the terms of such Agreement.  By delivery of this Credit Facility Letter to you, the undersigned does not commit or otherwise obligate itself to extend to you any credit described in the Credit Facility.

The PrivateBank and Trust Company

Dated: December 29, 2011	By:
	Name:	David B. Vande Ven
	Title:	Managing Director